EMPLOYMENT AGREEMENT

                                 By and Between

                            COVOL TECHNOLOGIES, INC.

                                       And

                                 Steven R. Brown

                                 Effective as of

                                 January 1, 1999



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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this Agreement") is effective as of the first day of January, 1999 (the "Effective Date") by and between COVOL TECHNOLOGIES, INC. a Delaware Corporation (the "Company"), and Steven R. Brown ("Employee"). The Company and Employee are sometimes later in this Agreement collectively referred to as the "Parties."

                                    RECITALS

         This Agreement is entered into with reference to the following facts, definitions, and objectives:

         A.       Employee  is  Senior  Vice   President  of   Engineering   and
                  Development and immediately prior to Effective Date, was employed by the Company as a Vice President.

         B. Employee's services are deemed to be of value to the Company and it is recognized that inducements must be offered to Employee in order that the company may retain Employee's services.


         NOW THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the Parties agree as follows:

         1. Employment and Positions. The Company employs Employee and Employee accepts employment by the Company as an officer of the Company with the title of "Senior Vice President of Engineering and Development" for the Period of Employment specified in Paragraph 3 ("Period of Employment"). Such position and title including related duties and responsibilities may be changed during the term of this contract provided that such Employee continues as an officer and provided further that compensation for services are not reduced due to such title and/or position change.

         2. Services to be Rendered. The Employee shall, during the Period of Employment, serve the Company in the positions set forth in Paragraph 1 ("Employment and Positions") diligently, competently, and in conformance with the corporate policies of the Company. Employee shall have the responsibility to always act in the best interest of the Company and recognizes opportunities, ideas, and intellectual property relating to the business of the Company that are developed as an officer or employee of Covol Technologies, Inc. remain the property of Company. In fulfilling his duties and responsibilities under this Agreement, Employee shall report to the President of the Company.

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         3.       Period of  Employment.  Employee's  employment  by the Company pursuant to this Agreement shall, unless sooner terminated, begin as of the Effective Date and continue for a period of
                  three  (3)  years  from  the   Effective   Date   ("Period  of
                  Employment").

         4. Base Salary. At the commencement of the Period of Employment, Employee shall be paid a base salary of $100,000 for the first year, $130,000 for the second year, and $135,000 for the third year, during the Period of Employment. Base salary shall be paid in equal semi monthly installments during the Period of Employment.

         5. Incentive Bonus. During the Period of Employment, the Employee shall be entitled to receive a bonus pursuant to the Company's bonus plan, if any, as in effect from time to time. It is recognized that a bonus plan, if any, is established at the discretion of the Company and may be subject to variables and conditions including income performance and general performance evaluations.

         6. Expense Reimbursement. The Employee shall be entitled to prompt reimbursement for reasonable expenses incurred by the Employee in performing services for the Company. Employee shall be required to provide proof and documentation of such expenditures as required by the Company.

         7. Grant of Options. The Company may grant from time to time to the Employee, in accordance with the terms of a stock option agreement, the right and option to purchase shares of the Company's Common Stock .

                  (a) Stock Options Pursuant to Stock Option Plan. Any Stock Options ("Stock Option") issued shall be issued pursuant and subject to the provisions of the Company Employee Stock Option Plan (the "Stock Option Plan") or as approved by the Board of Directors. Number of options, purchase price, exercise periods and vesting requirements shall be included in the stock option document.

                  (b)      Vesting of  Options in  Event of  Full  and  Complete
                           Disability or Death. In the event of the full and complete disability or the death of the employee any unvested Stock Options shall vest effective as of the date of the full and complete disability or the death of Employee. In the event of Employee's full and complete disability or death, the Employee, heirs or estate of Employee, as the case may be, may exercise any unexecuted options at any time subject to the time limitations within which exercise of option must occur.

                  (c)      Vesting of Options in Event of Ownership Change.   In
                           the event of a

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                           change in control, all non-vested Stock Options shall
                           vest immediately prior to such change in control. A change in control shall be deemed to have taken place
                           if,  as  the  result  of  a  tender  offer,   merger,
                           consolidation, sale of substantially all assets, a third party purchase of a controlling interest of the total outstanding shares of the Company, contested
                           election,   or  any   combination  of  the  foregoing
                           transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company. The intent of this section is to allow the Employee to exercise any unexecuted options at the Employees discretion.

         8. Other Benefits. In addition to the benefits previously set forth in this Agreement, Employee shall, during the Period of Employment, be entitled to the benefits described below, and as concerns all such benefit programs where years of service are a factor, to the extent permitted by law, Employee shall be given credit for his years of service with Covol Technologies, Inc. prior to the implementation of any benefit program.

                  (a) Vacation. During the Period of Employment, Employee shall be entitled to not less than four (4) weeks of paid vacation during each calendar year occurring during the Period of Employment. Any unused vacation will, at the Company's option, be paid for by the Company at the end of each calendar year, or will carry forward from year to year until taken by the Employee or paid the Employee by the Company. Upon termination of Employee's employment under this Agreement, Employee shall be paid for any unused vacation in the year in which the termination occurred, proportionate to the amount of time employed that year.

                  (b) Sick Leave. Leave time will be granted to the Employee that is reasonable under the circumstances and that is consistent with the Company's policies and procedures, as the same may be changed, modified or terminated for all participants from time to time.

                  (c) Insurance. Participation in the group insurance program of the Company as concerns life, disability, medical and dental insurance currently available to other employee's as the same may be implemented, changed, modified or terminated for all participants from time to time. Employee shall be required to pay that portion of the premiums for coverage under such insurance that is payable by other employees of the Company for their insurance coverage.

                  (d) Retirement Plan. The Employee shall participate in the Company's Retirement Plans in accordance with the terms and provisions and

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                           applicable  laws  as the  same  may  be  implemented,
                           changed, amended, or terminated from time to time. Employee shall become eligible to participate in the Company's Retirement Plans at date of hire or as of the effective date of the implementation of such plans, whichever is later.

                  (e) Automobile Allowance. The Company will provide the Employee a monthly automobile allowance. This allowance is to compensate the Employee for the use of his personal automobile in the amount of $550.00 per month during the Employment Period.

                  (f) Disability Insurance. The Company shall reimburse the Employee for disability insurance that is currently being paid by the Employee until such time that the Company implements a disability insurance program for which the employee would be covered.

                  (g) Other Miscellaneous Benefits. The Company shall pay or reimburse Employee for the following miscellaneous benefits:

                           (i) Annual dues for association membership for relevant professional groups.

                           (ii)     Subscription    and   purchase   of   books,
                                    journals, and publications which relate to job duties and responsibilities.

                           Employee shall obtain authorization for payment or purchases referred to in (i) and (ii) above from the chief financial officer of the Company before incurring such costs.

         9,       Terms of Employment.

                  (a) Term. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of paragraph 3 of this Agreement, for the Period of Employment, thus terminating on the third anniversary of the Effective Date of this Agreement, upon thirty (30) days prior written notice from the Company to the Employee. If such written notice of termination is not given, then the Employee's employment under this Agreement shall continue under the terms of this Agreement, until the Employee is terminated by the Company upon thirty (30) days prior written notice.

                  (b) During the Period of Employment. The Employee's services shall be performed at the location where the Employee was employed immediately

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                           preceding the  Effective  Date or at any office which
                           is the headquarters of the Company.

         10.      Termination of Agreement.

                  (a) Termination of Employment by Employer. Anything in this Agreement to the contrary notwithstanding, the Company shall have the following rights with respect to termination of Employee's employment.

                           (i) Disability. The Company may terminate Employee's employment under this Agreement if Employee shall become unable to fulfill his duties under this Agreement, as measured by the Company's usual business activities, by reason of any medically determinable physical and/or mental disability.

                           (ii) Cause. Employee's employment may be terminated for Cause. For purpose of the Agreement, "Cause" shall mean and refer to a determination made in good faith by the Company's Board of Directors that:

                                    (1)     Employee  has been  convicted  of or
                                            has entered a plea of guilty or nolo
                                            contendere  to a  felony  or to  any
                                            other  crime,  which  other crime is
                                            punishable  by  incarceration  for a
                                            period of one (1) year or longer, or
                                            which  is a  crime  involving  moral
                                            turpitude; or

                                    (2)     there     has    been    a    theft,
                                            embezzlement,   or  other   criminal
                                            misappropriation    of    funds   by
                                            Employee,  whether  from  Company or
                                            any other person; or

                                    (3)     Employee has willfully  failed or to
                                            follow  reasonable  written policies
                                            or  directives  established  by  the
                                            Board  of  Directors  or  the  Chief
                                            Executive Officer of the Company, or
                                            Employee  has  willfully  failed  to
                                            attend   to   material   duties   or
                                            obligations  of  Employee's   office
                                            (other   than   any   such   failure
                                            resulting from Employee's incapacity
                                            due to physical  or mental  illness,
                                            which is a cause or manifestation of
                                            Employee's    disability),     which
                                            failure  or  refusal  continues  for
                                            thirty (30) days following  delivery
                                            of  a   written   demand   from  the
                                            Company's  Chief  Executive  Officer
                                            for    performance    to    Employee
                                            identifying   the  manner  in  which
                                            Employee  has failed to follow  such
                                            policies or directives or to perform
                                            such duties.

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                           (iii)    Termination  pursuant to this  Paragraph  10
                                    shall be effective as of the effective date of the notice by the Board of Directors or Chief Executive Officer to Employee that it has made the required determination, or at such other subsequent date, if any specified in such notice.

                           (iv) Death. If Employee dies during the Period of Employment, Employee's employment shall be terminated effective as of the end of the calendar month during which Employee died.

         (b)      Termination by Employee.

                  (i) With Good Reason. Employee shall have the right to terminate his employment under this Agreement at any time for Good Reason, provided Employee has delivered written notice to the Company which briefly describes the facts underlying Employee's belief that "Good Reason" exists and the Company has failed to cure such situation within thirty (30) days after effective date of such notice. For purposes of the Agreement, "Good Reason" shall mean and consist of:

                           (1) a material breach by the Company of its obligations under this Agreement;

                           (2)      the  assignment  to  Employee of duties that
                                    are  materially  inconsistent  with, or that
                                    constitute  a  material  alteration  in  the
                                    status of his  responsibilities set forth in
                                    Paragraph  1  of  this   Agreement,   as  an
                                    employee of the Company;

                           (3) a reduction by the Company of Employee's Base Salary below the Base Salary set forth in Paragraph 5 ("Base Salary");

                           (4) without Employee's prior written consent, the transfer or relocation of Employee's place of employment to any place other than the Salt Lake City/Provo metropolitan area, except for reasonable travel on the business of the Company; or

                           (5) upon a change of control as defined in  Paragraph
6(c) above.


         11. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses, which has been obtained by the Employee during the Employee's

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                  employment by the Company or any of its  affiliated  companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in
                  violation  of  this  Agreement).   After  termination  of  the
                  Employee's employment with the Company, the Employee shall not, without prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under the provisions of this Agreement.

         12.        Inventions.

                  (a) Assignment. Without further consideration, the Employee shall fully and promptly report to the Company all ideas, writings, concepts, inventions, discoveries, formulas, designs, and know-how conceived or produced by the Employee at any time during the Period of Employment relating to the Company's trade or business, whether alone or with others and whether or not patentable or subject to copy or service rights or trademark (collectively, "Inventions" pertaining directly or indirectly to the business of the Company as conducted by the Employee at any time during the Employment Period) and shall assign and hereby does assign to the Company or its nominee the Employee's entire right, title and interest in and to all such Inventions.

                  (b) Cooperation. The Employee shall take all reasonable action requested by the Company to protect or obtain title to any and all United States and/or foreign patents on any such Inventions, including execution and delivery of all applications, assignments and other documents deemed necessary or desirable by the Company, provided the Company shall reimburse the Employee for all expenses incurred by the Employee in connection with such execution and delivery.

         13.      Non-Competition after Termination.

                  (a) Acknowledgment. The Employee acknowledges that his services and responsibilities are of a particular significance to the Company and that his position with the Company does and will continue to give him an intimate knowledge of its business. Because of this, it is important to the Company that the
                           Employee be restricted from competing with the Company in the event of the termination of his employment.

                  (b) Agreement. The Employee agrees that, in addition to any other

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                           limitations,  for a period of two (2) years after the
                           termination of his employment under this Agreement, the Employee will not directly or indirectly compete with the Company or its business.

         14. Severance Pay. Except for termination for Cause under Paragraph 10(a)(ii) above, if the Employee does not continue in the employ of the Company after the termination of this Agreement, whether or not the Employee is offered continued employment by the Company, Company shall pay to Employee, no later than thirty (30) days, the sum of one year's annual base wages. The Employee shall not be required to mitigate the amount of the payment provided for in this section by seeking other employment or otherwise; nor shall the amount of the payment be reduced by any compensation earned by the Employee as the result of employment by another employer after termination or otherwise.

         15. Indemnification. Subject to the Company's Certificate of Incorporation, as amended, the Company shall release, indemnify and hold harmless the Employee against and from any and all loss, claims, actions or suits, including costs and attorney's fees, both at trial and on appeal, resulting from, or arising out of or in any way connected with the Employee's acts as an employee of the Company.

         16. Miscellaneous. Any notice or other communications required or permitted to be given to the parties hereto shall be deemed to have been given when received, addressed as follows (or at such other address as the party addressed may have substituted by notice pursuant to this Section):

                  (a)      If to the Company:

                           3280 North Frontage Road
                           Lehi, Utah 84043
                           Attention: President and CEO

                  (b)      If to Employee:

                           Steven R. Brown
                           1681 North 400 East
                           Orem, Utah  84097

         17. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Utah.

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                  Effective the first day of January, 1999.


Covol Technologies, Inc.:                      Employee


--------------------                           -------------------
By:                                            Steven R. Brown
Title:                                         Date:
Date:

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